For period ending   April 30, 2010    Exhibit 77Q1

File number 811-7540

GLOBAL HIGH INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS

 I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a "Fund" and, collectively, the "Funds"), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors ("Board") of each Fund held on February 10, 2010, the Board duly and unanimously approved the following preambles and resolution:

 WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board the abolishment of the retirement policy pursuant to which a director who has attained the age of seventy-five (75) years generally must retire from service as a director (the "Policy"); and

 WHEREAS, the Board has accepted the Nominating and Corporate Governance Committee's recommendation and has determined that it is in the best interest of the Fund to abolish the Policy;

 NOW, THEREFORE, BE IT

 RESOLVED, that pursuant to the relevant section of the Fund's restated Bylaws (the "Bylaws") concerning amendments to the Fund's Bylaws, Article III, Section 13 of the Fund's Bylaws be, and it hereby is, deleted in its entirety.

 IN WITNESS WHEREOF, I have signed this certificate as of the 7th day of May, 2010.

GLOBAL HIGH INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC.

By:  /s/Keith A. Weller
Name: Keith A. Weller
Title:  Vice President and Assistant Secretary

New York, New York (ss)

Subscribed and sworn to before me
on this 7th day of May, 2010.

/s/Cathleen Crandall
Notary Public

Global High Income Fund Inc.